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CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-64534 and 333-82008) and Form S-8 (No. 000-21423) of Chicago Pizza & Brewery, Inc. of our report dated March 14, 2001 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 25, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS